Exhibit 10.8

LEASE

THIS LEASE, made on the 25th day of January, 2001 by MCM UNIVERSITY PLAZA, INC. d/b/a MCM PLAZA, whose address is 2 First National Plaza, 20 South Clark Street, 3rd Floor, Chicago, Illinois 60603 (“Landlord”) and SunCoast National Bank (“Tenant”).

WITNESSETH:

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and teases to Tenant, and Tenant rents from Landlord the Leased Premises (as defined in Section 1.1). Landlord and Tenant hereby agree as follows:

ARTICLE 1

LEASE SCHEDULE

The following definitions will be applicable to the various provisions of this Lease that refer to them:

SECTION 1.1 Leased Premises: The outparcel, former branch bank, of the office plaza shown on the site plan attached as Exhibit “A” hereto, in the City of Sarasota, County of Sarasota, State of Florida, commonly known as MCM Plaza (the “Office Plaza”), the Leased Premises being outlined on the site plan and consisting of an office containing an area of approximately 1992 square feet.

SECTION 1.2 Pro-Rata Share Factor: Tenant’s Pro Rata Share of the Office Plaza is 5.97%.

SECTION 1.3 Expiration Date: The     Ten    (10) anniversary of the last day of the month during which the original Term of this Lease commences; together with one (1) Five (5) year option.

SECTION 1.4 Rent: Minimum Rent will be payable at the annual rate, together with sales tax, in monthly installments as shown in Exhibit “C” and as further described in Section 4.1.1 herein below.

SECTION 1.5 Base Year: 2001. Commencement Date: Thirty days after receipt of all necessary regulatory approvals including but not limited to F.D.I.C. and O.C.C., but no later than April 1, 2001.

SECTION 1.6 Tenant’s Initial Taxes Contribution: $120.23 per month from the Commencement Date until Landlord gives notice of a changed Taxes Contribution Amount to Tenant.

SECTION 1.7 Security: $3,000.00

SECTION 1.8 Tenant’s Guarantor: Not Applicable

SECTION 1.9 Permitted Uses: Tenant will use the Leased Premises solely for the following purpose(s): Full Service Financial Institution.

1.9.1 Tenant’s Business Name: SunCoast National Bank

SECTION 1.10 Notice Addresses:

1.10.1 Landlord’s Notice Address:

MICHAEL SAUNDERS & COMPANY
1801 Main Street
Sarasota, FL 34236

1.10.2 Landlord’s Notice Copy Address:

MCM University Plaza, Inc.
Two First National Plaza
20 South Clark Street, and Floor
Chicago, IL 60603

1.10.3 Tenant’s Notice Address:

SunCoast National Bank
8592 Potter Park Drive Suite 200
Sarasota, FL 34238
941-923-0500

1.10.4 Tenant’s Notice Copy Address:

__________________________________
__________________________________
__________________________________
__________________________________

ARTICLE 2

DEFINITIONS

As used in this Lease, the following words and phrases have the following meanings:

SECTION 2.1 Common Area: means the entire Office Plaza, except the portions of the Office Plaza upon which buildings, structures or other improvements have been erected and except the areas designated for other uses on Exhibit “A”. Common Area includes, without limitation all areas, spaces, equipment and special services provided by Landlord for the common or joint use and benefit of the tenants of the Office Plaza, their employees, agents, servants, customers and other invitees, including, without limitation, Parking Area (defined below), access roads, driveways, retaining walls, landscaping areas, truck serviceways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps, elevator, and sidewalks, comfort and first aid stations, washrooms and parcel pick-up stations.

SECTION 2.2 Expiration Date: If the term of this Lease has been extended or if this Lease has been renewed, the Expiration Date will be the last day of the Term as so extended or renewed. If this Lease is cancelled or terminated prior to the originally fixed Expiration Date, then the Expiration Date will be the date on which this Lease is so cancelled or terminated (but if this Lease is cancelled or terminated prior to the originally fixed Expiration Date by reason of Tenant’s Default, Tenant’s liability under the provisions of this Lease will be determined in accordance with the default provisions of Article 16.

SECTION 2.3 Force Majeure: means any delay which arises from or through Acts of God; strikes, lockouts, or labor difficulty; explosion, sabotage, accident, riot, or civil commotion; act of war; fire or other casualty; legal requirements; delays caused by the other party; and causes beyond the reasonable control of a party.

SECTION 2.4 Insurance Requirements: means the applicable provisions of the insurance policy carried by Landlord covering the Leased Premises, or any part thereof; all requirements of the issuer of any such policy and the applicable regulations and other requirements of the National Board of Fire Underwriters, any applicable local board of fire underwriters, and any other body exercising a similar function.

SECTION 2.5 Landlord’s Work: means the construction and other work designated as Landlord’s Work in the Plans and Specifications, if any, and/or the construction and other work described on Exhibit “D” attached hereto and made a part hereof.

SECTION 2.6 Mortgage: means any mortgage which may now or later encumber or be a lien upon the Leased Premises, the Office Plaza, the real property of which the Office Plaza forms a part, or Landlord’s interest in any of them and any spreading agreements, renewals, modifications, consolidations, replacements and/or extensions of any Mortgage.

SECTION 2.7 Mortgagee: means the holder of any Mortgage.

SECTION 2.8 Parking Area: means the portions of the Office Plaza which are designated as such by Landlord from time to time, for common, non-exclusive vehicle parking.

SECTION 2.9 Person: means an individual, fiduciary, estate, trust, partnership, firm, association, corporation, or other organization, or a government or governmental authority.

SECTION 2.10 Pro Rata Share Factor: means the proportion that the total square footage of floor area in the Leased Premises bears to the floor area of all of the space of the buildings (excluding any covered mall or any buildings or parts of buildings that are a part of the Common Area) located in the Office Plaza. Floor area will be computed based on exterior dimensions.

SECTION 2.11 Repair: includes the words “replacement and restoration,” “replacement or restoration,” “replace and restore,” or “replace or restore,” as the case may be.

SECTION 2.12 Tenant’s Agents: Includes Tenant’s employees, servants, licensees, concessionaires, tenants, subtenants, assignees, contractors, heirs successors, legatees, and devisees.

ARTICLE 3

GRANT AND TERM

SECTION 3.1 Commencement and Ending Date of Term

The term of this lease will commence upon the earlier to occur of: See Section 1.5. The term of this lease will expire on the date designated as the Expiration Date in Section 1.3. The date on which the term of this Lease commences is referred to as the “Commencement Date.”

SECTION 3.2 Short Form Lease

Upon request of either party, the other will execute (a) a document in recordable form setting forth the exact Commencement Data of the term of this Lease and (b) a short form of this Lease in proper form for recording, setting forth the Commencement Date and any provision of this Lease other than Article 4 or Section 1.7.

ARTICLE 4

RENT, SECURITY, TAXES

SECTION 4.1 Minimum Rent

4.1.1 Tenant agrees to pay Minimum Rent to Landlord. The annual rate of Minimum Rent for the term of this Lease will be as provided in Exhibit “C” and further defined in Section 1.4. Except for the first installment, Minimum Rent will be paid in equal monthly installments of $2,905.00 each, together with all applicable sales and use taxes levied thereon. Each monthly installment will be due in advance. The first monthly installment of Minimum Rent will be due on the Commencement Date. Each subsequent installment will be due on the first day of each month during the term of this Lease next ensuing after the Commencement Date. If the Commencement Date is not the first day of any month, Minimum Rent for the first partial calendar month of the term will be one-thirtieth (1/30th) of a normal monthly installment of Minimum Rent for each day of the period from the day the Commencement Date occurs to the last day of the month in which the Commencement Date occurs. If the Expiration Date is not the last day of a month, Minimum Rent for the month in which the Expiration Date occurs will be one-thirtieth (1/30th) of a normal rent installment for each day of the period from the first day of that month to the Expiration Date.

4.1.2 Tenant, contemporaneously with its execution of this Lease, has prepaid Landlord the sum of $6,100.50 as an estimated amount of the monthly installment of the Minimum Rent due for the first and last full (or partial, as applicable) calendar month of the Term hereof, together with the sum of $427.03 as an estimated amount of the sales or use taxes to be levied thereon, at the rate of taxation in effect as of the Commencement Date. Landlord agrees that Tenant shall receive a credit in the total amounts specified herein against the obligation of Tenant to pay its final installment of Minimum Rent, plus sales or use taxes, due and payable for the last month of the term of this Lease, as scheduled. Notwithstanding the foregoing, in the event the rate of taxation shall change, or if this Lease shall terminate on a day earlier than the date as scheduled in accordance with the terms and provisions of this Lease or by mutual agreement, or if the actual amount of the installment of Minimum Rent plus applicable sales or use taxes, is greater or lesser than the estimated amount prepaid to Landlord as provided herein, then Landlord shall either refund to Tenant the overage, or Tenant shall pay to Landlord the deficiency amount, on the first day of the last calendar month or the term of this Lease, or the term of this Lease as extended.

SECTION 4.2 Lease Year

The term “Lease Year” means a period of twelve (12) consecutive months. The first Lease Year will begin on the date of commencement of the term hereof if the date of commencement of the term hereof will occur on the first day of a calendar month; if not, then the first Lease Year will commence upon the first day of the calendar month next following the date of commencement of the term hereof. Each succeeding Lease Year will commence upon the anniversary date of the first Lease Year.

SECTION 4.3 Taxes

4.3.1 Tenant will pay to Landlord Tenant’s Pro Rata Share Factor of the taxes, public charges and assessments (and all costs and fees incurred by Landlord in contesting the same and/or negotiating with the public authorities as to the same) assessed, levied or imposed upon the Office Plaza, the Leased Premises, the Common Area, or the land underlying any of the foregoing, during any fiscal tax year that occurs wholly or partially during the term of this Lease (collectively, “Taxes”).* The term “Taxes” includes, without limitation, all county, city, school, sewer, solid waste, fire, lighting or special district, taxes, assessments, costs and fees, as well as any storm water drainage assessments or fees, all together with any Florida state and/or local government sales, excise or rental tax thereon. The term “Taxes” embraces any taxes and assessments which are special, unforeseen or extraordinary as well as those which are regular, foreseen or ordinary. Should any taxing authorities include in Taxes machinery, equipment, inventory or other personal property or assets of Tenant, then Tenant will pay the entire Taxes for such items. Should any governmental authority impose, assess or levy a tax on rent or any other tax upon Landlord as a substitute in whole or in part for a real estate tax or assessment, the substitute tax will be deemed to be a part of Taxes and will be deemed to have been levied upon the Office Plaza. Tenant’s Pro Rata Factor of the Office Plaza is 5.97%.

*	However, Tenant’s share of costs and fees incurred by Landlord in contesting and/or negotiation with public authorities as to taxes and assessments shall not exceed $1,000.00 per year.

4.3.2 During the period from the Commencement Date until Landlord gives Tenant a notice or a change in amount, Tenant will pay to Landlord the Initial Taxes Contribution in the amount set forth in subsection 1.6. The first such Initial Taxes Contribution will be due on the Commencement Date and subsequent such Initial Taxes Contributions will be due on the first day of each month thereafter. If the Commencement Date is not the first day of any month, the Initial Taxes Contribution for the first partial calendar month of the term will be one-thirtieth (1/30th) of a normal monthly payment of Initial Taxes Contribution for each day of the period from the day the Commencement Date occurs to the last day of the month in which the Commencement Date occurs. If the Expiration Date is not the last day or a month, the Initial Taxes Contribution for the month in which the Expiration Date occurs will be one-thirtieth (1/30th) of a normal monthly payment for each day of the period from the first day of that month to the Expiration Date. Landlord will use Tenant’s Initial Taxes Contributions to pay Taxes as and when they become due. A photostatic copy of the tax bill, marked paid, will be conclusive evidence of the amount of Taxes due.

4.3.3 Landlord will estimate the Taxes applicable to the Office Plaza for the current tax year and give Tenant notice of any change in amount of Tenant’s Initial Taxes Contribution. Tenant’s new Taxes Contribution will be computed by multiplying the total estimated Taxes for the Office Plaza by Tenant’s Pro Rata Share Factor. On the first day of each month after the date of such notice until Landlord notifies Tenant of a subsequent change in amount, Tenant will pay to Landlord, in advance, one-twelfth (1/12th) of the most recent changed amount of Tenant’s Taxes Contribution

4.3.4 Landlord will determine the actual Taxes for the Office Plaza for each tax year which occurs wholly or partially during the term of this Lease on an accrual basis, in accordance with generally accepted accounting principles. After each such determination, Landlord will notify Tenant of the total amount of Taxes for the Office Plaza for such period, and Tenant’s Pro Rata Share Factor as applied to such actual Taxes. If the total of Taxes Contributions paid by Tenant to Landlord during such tax year exceeds the actual amount of Taxes multiplied by Tenant’s Pro Rata Share Factor for the period, Landlord may, at its option, pay any such excess to Tenant, or credit such excess against the next Taxes Contributions to come due. If Tenant’s Pro Rata Share Factor multiplied by the actual Taxes during such tax year exceeds the total of Tenant’s Taxes Contributions paid to Landlord during the same period, then Tenant will pay any such excess to Landlord within ten (10) days after landlord gives Tenant a bill for such excess.

4.3.5 Any changes in Tenant’s Pro Rata Share Factor occurring, during any monthly period by reason of changes in the rentable area of the Leased Premises or the Office Plaza will be effective on the first day of the next succeeding monthly period. However. in no event shall Tenant’s, pro rata share increase due to changes in the rentable area.

SECTION 4.4 Security

4.4.1 Tenant, contemporaneously with its execution of this Lease and in addition to any advanced or prepaid Minimum Rent, has deposited with Landlord the Security as provided in Section 1, receipt of which is hereby acknowledged by Landlord. The Security will be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease. If at any time during the term of this Lease Tenant is in Default (as defined in Article 16), Landlord may use, apply or retain all or any part of the Security for the payment of (a) any Minimum Rent, Additional Rent or other sums payable by Tenant to Landlord hereunder which Tenant was obligated to pay but did not pay; (b) any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease, or (c) any sum which Landlord may expend or be required to expend as a result of Tenant’s Default, including any damages or deficiency in the reletting of the Leased Premises. The use, application or retention of the Security will not prevent Landlord from exercising any other right or remedy provided for under this Lease or at law and will not limit any recovery to which Landlord may otherwise be entitled.

4.4.2 The Security will bear no interest. Landlord is entitled to commingle the Security with other funds of Landlord.

4.4.3 Should the entire Security, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Minimum Rent, Additional Rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant will, upon the written demand or Landlord, forthwith remit a sufficient amount in cash to restore the Security to the original sum deposited, and Tenant’s failure to do so within ten (10) days after receipt of such demand will constitute a Default under this Lease.

4.4.4 If Tenant fully and faithfully complies with all of the terms, covenants and conditions of this Lease, then the Security, or any balance of it remaining, will be returned to Tenant within thirty (30) days after the Expiration Date or within thirty (30) days after any later date on which Tenant vacates the Leased Premises. In the absence of evidence satisfactory to Landlord of any assignment of right to receive the Security or the remaining balance of it, Landlord may return the Security to the original Tenant, regardless of one or more assignments of Tenant’s interest in the Security. In such event, upon return of the Security (or balance of it) to the original Tenant, Landlord will be completely relieved of liability with respect to the Security.

4.4.5 In the event of a transfer of Landlord’s interest in the Leased Premises, Landlord will have the right to transfer the Security to the transferee of Landlord’s interest. In such event, Landlord will be deemed released by Tenant from all liability for the return of the Security and Tenant agrees to look solely to the transferee for the return of the Security.

4.4.6 The Security will not be mortgaged, assigned, pledged, hypothecated or encumbered in any way by Tenant. No action of Landlord in enforcing its rights with respect to a Default will be deemed to be a termination of this Lease so that Tenant will be entitled to the return of the Security.

SECTION 4.5 Additional Rent

Wherever it is provided in this Lease that Tenant is required to make any payment to Landlord or Landlord’s agent, such payment will be deemed to be Additional Rent and all remedies applicable to the non-payment of Minimum Rent will be applicable thereto.

SECTION 4.6 No offset

Minimum Rent and Additional Rent will be paid without counterclaim, setoff, deduction or defense.

SECTION 4.7 Payment of Rent

Minimum Rent and Additional Rent and all other charges that Tenant is required to pay to Landlord will be payable to Michael Saunders & Company, as agent for Landlord at Landlord’s Notice Address or to any other place designated by notice given by Landlord to Tenant from time to time.

SECTION 4.8 Past Due Rent and Additional Rent

If Tenant fails to pay within ten (10) days after the same is due and payable any Minimum Rent or any Additional Rent, or any other amounts or charges payable by Tenant under this Lease, such unpaid amounts will be increased by a late charge equal to five percent (5%) of the unpaid amount, and such payment, as increased, will thereafter bear interest from the due date thereof to the date of payment at the highest lawful rate permitted to be charged under Florida law.

SECTION 4.9 Sales and Rental Tax

Tenant will pay to Landlord all sales, excise, use and/or rental tax imposed by the State of Florida, the county or municipal government, or any other governmental agency with respect Minimum Rent, pursuant to the terms of this Lease.

ARTICLE 5

CONDITION OR LEASED PREMISES; ALTERATIONS, ETC.

SECTION 5.1 Condition of Leased Premises; Alterations, Etc.

A. Except as provided in Section 14B, Tenant shall keep and maintain in good order, condition and repair (including replacement of parts and equipment, necessary) the Leased Premises and every part thereof and any and all appurtenances thereto wherever located, including, storefront, all plumbing and sewage facilities within the Leased Premises, including free flow up to the main sewer line (unless caused outside of the Leased Premises), all fixtures, heating, air conditioning sprinkler, and electrical systems which service the Leased Premises, and all walls, floors, and ceilings, periodic painting of the Buildings exterior, asphalt repairs/seal coating/striping, routine sweeping and cleaning of the parking areas, exterior sidewalks, and repairs and upkeep of the landscape irrigation system, repairs and upkeep of all exterior lighting and maintenance of all landscaping material. Tenant shall also perform routine maintenance and patching of the roof. Tenant shall hire a licensed mechanical contractor for the purpose of performing preventive maintenance services and routine repairs on a minimum quarterly basis. All repairs and replacements to contractors, fans, relays, freon leaks, and other minor components are Tenant’s responsibility.

B. Landlord, at its sole cost and expense, shall maintain in good condition and repair the structural components of the Building, including, without limitation, footings and foundations, bearing and exterior walls. Subflooring and replacement of the roof.

C. Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Florida and in accordance with all directions rules and regulations of the health officer, fire marshal. Building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting the Leased Premises. If Tenant refuses or neglects to commence and to complete repairs promptly and adequately, Landlord may, but shall not be required to, make and complete said repairs and Tenant shall pay the cost thereof to Landlord as Additional Rent upon demand, plus interest at the Interest Rate. At the time of the expiration of the tenancy created herein, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty excepted. In the event Tenant had made Alterations to the Leased Premises, Landlord may, at its option, require Tenant to restore the Leased Premises to the condition upon delivery of Tenant’s cost and expense, subject to the provision of Section 20 below.

SECTION 5.2 Alterations and Additions to Buildings by Landlord

Landlord also reserves the right from time to time to construct other buildings or improvements in the Office Plaza (including the Common Area and Parking Area thereof), providing there is no material adverse change in access or visibility of the Leased Premises from the abutting dedicated thoroughfares and providing the number of parking spaces are not materially adversely affected. Landlord further reserves the right to grant exclusive parking spaces to certain tenants of the Office Plaza.* Landlord further reserves the right to make alterations or additions to any existing building or buildings within the Office Plaza and to build additional stories, office spaces, rooms or wings on any such building or buildings; to build adjoining same and to construct double deck or elevated parking facilities thereon.**

*	Provided that Landlord otherwise complies with the terms of Paragraph 7.2.
**	Other than to the building in which premises is located.

SECTION 5.3 Alterations and Additions to Leased Premises by Tenant

Tenant will make no alterations, additions, or improvements to the Leased Premises without Landlord’s prior written consent.** If Landlord grants consent, the alterations, additions or improvements will be performed in a good and workmanlike manner in accordance with all applicable laws, ordinances, codes and Insurance Requirements. Upon final completion of any approved alterations, additions or improvements, Tenant will furnish Landlord with a sworn affidavit of Tenant stating that all persons entitled to payment in connection with design, construction and installation of the alterations, additions or improvements have been paid in full, or, if not all have been paid in full, stating the names of those entitled to payment and the amounts due. With respect to any person(s) shown in the affidavit as a person or persons to whom payment remains due, Tenant will promptly deliver to Landlord lien waivers and releases or other evidence satisfactory to Landlord evidencing that such unpaid contractors, laborers and material suppliers employed in connection with the work have been paid in full. Any permitted additions, alterations, or improvements will be performed at Tenant’s sole cost and expense, unless herein otherwise expressly provided.

***	Which shall not unreasonably be withheld.

SECTION 5.4 Construction Liens

All persons are hereby notified that Landlord’s interest in the Leased Premises will never, under any circumstances, be subject to construction liens of any nature during the term of this Lease as the result of labor, materials or services contracted by Tenant. Tenant will not suffer or permit any construction or other liens to be filed against all or any portion of the Leased Premises, nor against Tenant’s leasehold interest therein by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, and nothing in this Lease will be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, subcontractor, laborer, or material/supplier for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of the Leased Premises, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any construction or other liens against the Leased Premises. If any such construction liens are filed against the Leased Premises at any time, Tenant will cause the same to be discharged of record within ten (10) days after the date of recordation of the lien. If Tenant fails to discharge the lien, Landlord may bond or pay the lien or claim for the account of Tenant without inquiring into the validity of the lien. Any amount expended by Landlord to pay or bond the lien will be Additional Rent under this Lease and will be immediately due and payable to Landlord by Tenant. Tenant agrees that if a short form of this Lease is recorded in the Public Records of the county in which the Office Plaza is located, it will include a provision expressly prohibiting the attachment of the aforesaid construction or other liens to Landlord’s interest in the Leased Premises as stated above.

SECTION 5.5 Signs, Awnings and Canopies SEE ATTACHED EXHIBIT E

5.5.1 Tenant shall have the right to maintain signage on the Leased Premises subject to the reasonable approval of the size, location, shape and design of such signs by Landlord. Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to display its name on the entrance doors of the Building, on the Leased Premises and shall have exclusive use of the pylon sign immediately adjoining the building, as Landlord shall reasonably approve, such approval not to be unreasonably withheld, conditioned or delayed. A description of approved signage and its location is attached hereto and incorporated herein by this reference of as Exhibit “E”.

5.5.2 The parties specifically agree that the signage described on attached Exhibit “E” has been approved by Landlord.

SECTION 5.6 Insurance Covering Tenant’s Work

Tenant will not make any alterations, repairs or installations, or perform any other work to the Leased Premises unless prior to the commencement of the work, in addition to obtaining Landlord’s consent as provided in Section 5.3,

Tenant obtains or causes to be obtained (and during the performance of the work keeps in force) public liability and worker’s compensation insurance to cover every contractor to be employed. The policies must be non-cancellable by the insurer without at least ten (10) days’ notice to Landlord. Insurance will be carried with companies reasonably satisfactory to Landlord. Coverage limits will be reasonably satisfactory to Landlord. Prior to the commencement of the work, Tenant will deliver duplicate originals or certificates of the insurance policies to Landlord.

ARTICLE 6

USE AND OPERATION

SECTION 6.1 Use of Premises

Tenant will use the Leased Premises solely for the uses designated as Permitted Uses in subsection 1.9, subject to requirements of applicable law, and for no other purpose.

In the event Tenant changes the name under which business is being conducted, it will immediately notify Landlord in writing of the change.

SECTION 6.2 Injury to Office Plaza

Tenant will not perform any acts or carry on any practices which may injure the Leased Premises, the building in which the Leased Premises are located, or the Office Plaza, or that would be a nuisance or menace to other tenants in the Office Plaza.

SECTION 6.3 Office Operations

6.3.1 Tenant will keep the Leased Premises (including exterior and interior portions of all windows, doors and all other glass) in a neat and clean condition. Landlord is not responsible for janitorial services on the Lease Premises.

6.3.2 Tenant will pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant’s business or upon Tenant’s fixtures, furnishings or equipment in the Leased Premises.

6.3.3 Tenant will pay when and as due all license fees, permit fees and charges of a similar nature for the conduct of any business or undertaking authorized hereunder to be conducted in the Leased Premises.

6.3.4 Tenant agrees that all garbage and refuse will be kept on the Leased Premises in a sturdy dumpster or container totally screened from view so that it is not visible from the public streets or any adjacent properties owned and operated by Landlord. All garbage and refuse will be prepared for collection in the manner and at the times and places specified by Landlord or the local trash collection service provider. Tenant agrees not to burn or permit any burning of garbage or refuse in or on the Leased Premises. Tenant will pay for all costs associated with garbage collection.

6.3.5 Tenant agrees that it will comply with and observe all restrictive covenants which affect or are applicable to the Leased Premises and the Common Area.

SECTION 6.4 Restrictions on Tenant’s Activities at the Leased Premises

6.4.1 Tenant will not use the sidewalk adjacent to or any other space outside the Leased Premises for display, sale or any other similar undertaking. The foregoing notwithstanding, Tenant shall be permitted to have special promotional events that last no more than one day and occur more frequently than quarterly on the sidewalk or parking lot adjacent to the building.

During such special events Tenant agrees not to unreasonably interfere with other Tenants in the Plaza.

6.4.2 Tenant will not use any loud-speaker advertising or other advertising medium which will disturb any Tenants in any adjacent properties owned and operated by Landlord.

6.4.3 Tenant will not use the plumbing facilities of the Leased Premises for any purpose other than that for which they were constructed. Tenant will not dispose of any substances in such facilities which may clog, erode, or damage the plumbing pipes, lines, or conduits of the Leased Premises, whether through the utilization of “garbage disposal” units or otherwise. The foregoing will not be deemed to permit Tenant to use the Leased Premises as provided in the preceding sentence unless such use is specified in Section 1.9.

6.4.4 Tenant will not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry. Tenant will not install, operate or maintain any heavy item of equipment in the Leased Premises except in such manner as to achieve a proper distribution of weight.

6.4.5 Tenant will not use the roof of the Leased Premises for any purpose. Tenant will not use exterior walls of the Leased Premises, except that Tenant may use the show windows of the Leased Premises, and except that Tenant may maintain a sign or signs with the prior approval of Landlord, in accordance with Section 5.5. Tenant will not cause a violation of, or do any act which may result in a violation of, the roof bond with respect to the Leased Premises.

6.4.6 Tenant will not use any forklift truck, tow truck or any other machine for handling freight unless such use is approved in advance by Landlord.

SECTION 6.5 Insurance Rate

Tenant will comply with all Insurance Requirements relating to or affecting the Leased Premises. If the insurance premiums applicable to the Leased Premises exceed the rate that would have been applicable to the Office Plaza or the building in which the Leases Premises is located as a result of any failure by Tenant to comply with Insurance Requirements, or as a result of or in connection with the use to which the Leased Premises are put by Tenant, Tenant will reimburse Landlord for the excess. The reimbursement will be made within ten (l0) days after Landlord renders a bill therefor. For purposes of this Section, any finding or schedule of a fire insurance rating organization having jurisdiction over the Leased Premises will be deemed to be conclusive.

SECTION 6.6 Illegal Purposes

Tenant will not use the Leased Premises for any illegal trade, manufacture, or other business, or for any other illegal purpose.

ARTICLE 7

PARKING AND COMMON USE AREAS AND FACILITIES

SECTION 7.1 Control of Common Area by Landlord

7.1.1 All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Office Plaza, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, first-aid stations, comfort stations and other areas and improvements provided by Landlord for the general use, in common, of Tenants, their officers, agents, employees and customers, are at all times subject to the exclusive control and management of Landlord.

7.1.2 Landlord has the right from time to time (but not the obligation), (a) to construct, maintain or operate lighting facilities on all said areas and improvements, (b) to implement security measures for the same, (c) to change the area, level, location and arrangement of the Common Area and/or Parking Area, (d) to restrict parking by tenants, their officers, agents and employees to a portion or portions of the Parking Area designated for such use, (e) to close all or any portion of the Common Area or Parking Area to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein, (f) to close temporarily all or any or the Common Area or Parking Area, (g) to discourage non-customer parking, (h) to prohibit parking or passage of vehicles in portions of the Parking Area previously designated for parking or passage, (i) to erect additional buildings on the Common Area or change the location of buildings or other structures set forth on Exhibit “A” to any location in the Office Plaza including the Common Area (upon erection or change of location, the portion of the Office Plaza upon which buildings or structures have been erected will no longer be deemed to be a part of the Common Area), and (i) to do and perform such other acts in and to the Common Area and Parking Area as Landlord may determine to be necessary or desirable to improve the convenience and use thereof by tenants, their officers, agents, employees and customers, the foregoing not withstanding, Landlord will not interfere with the parking rights granted to Tenant in Paragraph 7.2.

7.1.3 Landlord will operate and maintain the Common Area and Parking Area referred to above in such manner as Landlord, in its sole discretion, may determine from time to time. Without limiting the scope of such discretion, Landlord has the full right and authority from time to time to employ all personnel and to make all reasonable rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Area and Parking Area.

SECTION 7.2 License

Tenant shall, during its business hours have exclusive use of 17 parking spaces located on the Leased Premises and depicted in Exhibit B attached hereto, for use by Tenant, its employees and customers (the “Tenant Spaces”). Tenant, its employees and customers, shall have the nonexclusive right in common with others to use any of the parking spaces located on the Center Property. Tenant may post the Tenant Spaces as for “Bank Use Only” or similar designation. Landlord covenants that it shall not permit other tenants of the Center or their agents, guests, employees, or others using the Tenant Spaces at the invitation of any of them to litter the Leased Premises and Landlord shall be responsible for clearing the Leased Premises of refuse deposited on the Leased Premises by persons other than Tenant who use the Tenant Spaces after Tenant’s business hours. Landlord shall defend, indemnify and hold Tenant harmless from any and all claims, costs (including, but not limited to reasonable attorney fees), liabilities and judgment arising from use of the Tenant Spaces by persons other than Tenant after Tenant’s normal business hours.

Notwithstanding the foregoing, Tenant acknowledges and agrees that the handicap parking facilities (the “Parking Facilities”), including but not limited to the number of handicap parking spaces provided, requisite access aisles adjacent to the handicap parking spaces and therefore any modifications and/or alterations which may be required by any local state or federal governmental agency to comply with ADA Standards will be at the sole cost and expense of the Tenant. In the event modifications are required and such modifications result in Tenant having less than 17 parking spaces within the Lease Premises Landlord agrees to make available to Tenant at no additional cost, a parking space or spaces (which shall be adjacent to the existing Tenant Spaces) so that the Tenant at all times has 17 Tenant Spaces.

ARTICLE 8

REPAIRS, SURRENDER, RULES AND REGULATIONS

SECTION 8.1 Repairs by Tenant

Except for the repairs that Landlord has agreed to make under subsection 8.2 below, Tenant will make all repairs to the Leased Premises which are necessary or desirable to keep the Leased Premises in good order and repair and in a safe, dry and tenantable, condition at all times. Without limiting the generality of the foregoing, Tenant will at all times keep any exterior surfaces of the Leased Premises, such as glass and show window moldings, and all partitions, doors, fixtures, equipment, systems and appurtenances thereto (including lighting, heating and plumbing fixtures, and any air conditioning system) in good order, condition and repair (including reasonably periodic painting as determined by Landlord). If Landlord is required to make repairs to structural portions of the Leased Premises by reason of the negligent or intentional acts of Tenant, Tenant’s Agents or invitees, the cost of such repairs will be Additional Rent and will be due and payable within ten (10) days after Landlord gives Tenant a bill for such repairs.

SECTION 8.2 Repairs by Landlord

Upon reasonable notice from Tenant, Landlord will make necessary structural repairs to the roof, foundation, exterior walls and any load-bearing interior walls of the Leased Premises and Landlord will keep in good order, condition and repair the down spouts and gutters of the Leased Premises. Landlord will not be required to make any repairs to windows, plate glass, doors or any fixtures or appurtenances composed of glass and Landlord will not be required to repair any damage caused by any act, omission or negligence of Tenant, Tenant’s Agents or Tenant’s invitees. If Tenant refuses or neglects to make repairs as required hereunder to the satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenants merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant will pay Landlord’s costs for making such repairs plus a sum equal to fifteen percent (15%) of the cost of the repairs to cover Landlord’s costs of administration. The cost of such repairs will be Additional Rent and will be due and payable within ten (10) days after Landlord gives Tenant a bill for such repairs.

SECTION 8.3 Approval by Landlord of Repairs

If the reasonable cost of any repair required or permitted to be performed by Tenant under any provision of this Lease exceeds One Thousand Dollars ($1,000.00), or affects any structural or load-bearing portions of the Leased Premises, Tenant will give prior written notice to Landlord before any work is performed. Except in the event of an emergency, Landlord may give notice to Tenant (within ten (10) days after Tenant’s notice is given) that it desires to approve plans and specifications with respect to any repairs. If Landlord gives such notice to Tenant, no repair or alteration will be commenced until plans and specifications therefore have been submitted to and approved by Landlord. After approval of the plans and specifications, the work will then be commenced promptly, performed in accordance with the approved plans and specifications, and prosecuted diligently to completion. Landlord will nor withhold consent unreasonably.

SECTION 8.4 Electrical Lines

If Tenant installs any electrical equipment that overloads the lines in the Leased Premises, Landlord may require Tenant to make whatever changes to the lines may be necessary to return them to good order and repair, and in compliance with all Insurance Requirements and applicable legal requirements of governmental authorities.

SECTION 8.5 Surrender of Leased Premises

On the Expiration Date, Tenant will surrender the Leased Premises broom clean and in good condition and repair, together with all alterations, fixtures, installations, additions and improvements which may have been made in or attached on or to the Leased Premises. Upon surrender, Tenant will remove its trade fixtures, repair any damage to the Leased Premises caused thereby, and surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of Minimum Rent. At such time, Tenant will also inform Landlord of all combinations on looks, safes and vaults, if any, in the Leased Premises. Landlord may require Tenant to restore the Leased Premises so that they will be as they were on the Commencement Date. Tenant’s obligation to observe or perform the covenant will survive the expiration or other termination of the term of this lease.

SECTION 8.6 Rules and Regulations

The rules and regulations appended to this Lease as Exhibit “D” are hereby made apart of this Lease, and Tenant agrees to comply with and observe the same. Tenant’s failure to keep and observe all rules and regulations will constitute a breach of the terms of this Lease in the same manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement the rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Leased Premises and the Office Plaza. Notice of such additional rules and regulations and amendments and supplements, if any, will be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments and supplements thereto. In the event of a conflict with the provisions of this Lease, this Lease will prevail.

ARTICLE 9

INSURANCE AND INDEMNITY

SECTION 9.1 Liability Insurance

Tenant will, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, and the business operated by Tenant and any other persons in, on or from the Leased Premises. Landlord and any designee of Landlord will be named as additional insureds. The liability insurance policy will protect Landlord, Tenant and any designee of Landlord against any liability which arises from any occurrence on or about the Leased Premises or any appurtenance of the Leased Premises or which arises from any of the matters indicated in Section 9.3 against which Tenant is required to indemnify Landlord. The insurance will be written through a good and solvent insurance company satisfactory to Landlord and a current copy of the policy and a current certificate for the insurance will be delivered to Landlord. The coverage limits of the policy for personal injury will not be less than $500,000.00 per person and $1,000,000.00 per accident and the property damage liability will be not less than $100,000.00. Tenant will also obtain and keep in full force and effect during the term of this Lease umbrella excess liability coverage over the primary policy limits, with stated limits of public liability of not less than $3,000,000.00. All policies of insurance will contain a clause that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice.

SECTION 9.2 Increase in Fire Insurance Premium

9.2.1 Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on the Leased Premises or the building of which they are a part, resulting from the type of merchandise sold or activities engaged in by Tenant or Tenant’s Agents in the Leased Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Leased Premises, a schedule, issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, will be conclusive evidence of the several items and charges which make up the fire insurance rate on the Leased Premises.

9.2.2 In the event that Tenant’s occupancy causes any increase of the premiums for the fire and extended coverage insurance on the Leased Premises, or any part thereof, above the then-current rates, Tenant will pay the additional premiums promptly. Tenant also will pay, in such event, any additional premiums on the rent insurance policy that may be carried by Landlord for its protection against rent loss through fire. Bills for such additional premiums will be rendered by Landlord to Tenant at such time as Landlord may elect, and will be due from and payable by Tenant when rendered and the amount thereof will be deemed to be, and be paid as, Additional Rent.

SECTION 9.3 Indemnification of Landlord

Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property which either (A) arise from or are in connection with the possession, use, occupation, management, repair, maintenance or control of the Leased Premises, or any portion thereof; (B) arise from or are in connection with any act or omission of Tenant or Tenant’s Agents; (C) result from any Default (as hereinafter declined), breach, violation or nonperformance of this Lease or any provision of this Lease by Tenant; or (D) result in injury to person or property or loss of life sustained in or about the Leased Premises. If Landlord is made a party to any litigation or proceeding commenced by or against Tenant, then Tenant will indemnify and hold Landlord harmless and will pay all damages, costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation or proceeding. Tenant will also satisfy, pay and discharge any judgments, orders and/or decrees which may be recovered against Landlord in connection with the foregoing. Tenant will also pay all costs, expenses and reasonable attorney’s fees that may be incurred or paid by Landlord in enforcing the covenants and agreements contained in this Lease. The foregoing, notwithstanding this indemnity all not apply in the event of Landlords willful misconduct or gross negligence.

SECTION 9.4 Hazardous Substances; Indemnification

9.4.1 Without limiting the generality of subsection 9.3 above, Tenant covenants, represents and warrants that it will not, nor will it allow or permit any of Tenant’s Agents to, introduce, dispose of or release any oil, toxic substance, hazardous substance, solid waste, wastes, or contaminant on the Leased Premises (collectively, “Hazardous Substances”).* The terns “hazardous substance” and “release” will have the meanings specified in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended from time to time, also known as “Superfund;” the terms “solid waste” and “disposal”, “dispose” or “disposed” will have the meanings specified in the Federal Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended from time to time, and the terms “wastes” and “contaminant” will have the meanings specified in the State of Florida’s 1974 Resource Recovery and Management Act (“RRMA”), as amended from time to time, except that if such acts are amended or other rules, regulations or statutes are enacted to broaden the meanings thereof, the broader meaning will apply herein. Tenant will give Landlord verbal and written notice of the occurrence of any introduction, release or disposal of Hazardous Substances on the Leased Premises or the Office Plaza within twenty-four (24) (hours after Tenant becomes aware of such occurrence.

*	Other than in compliance with all applicable law.

9.4.2 Tenant will defend, indemnify and hold Landlord harmless of and from any and all losses, damages, claims, costs, fees, penalties, charges, assessments, taxes, fines or expenses including reasonable attorneys’ fees and legal assistants’ fees (collectively, “Damages”), arising out of any claim asserted by any person, entity, agency, organization or body (collectively, “Third Parties”) against Landlord, as a result of breach of the covenants, warranties and representations contained in this subsection, or asserted by any Third Parties against Landlord, in connection with liability associated with cleaning up, removing, disposing of or otherwise eliminating any Hazardous Substances introduced to, or released or disposed of on the Leased Premises or the Office Plaza by Tenant, its partners, officers, directors, or stockholders, Tenant’s Agents, or Tenant’s customers or invitees. This indemnity includes, but is not limited to, any Damages incurred by Landlord under CERCLA, RCRA or under RRMA. In the event that Landlord incurs any Damages in connection with cleaning up, removing, disposal of or otherwise eliminating Hazardous Substances from the Leased Premises, such Damages will constitute Additional Rental due from Tenant to Landlord and will be immediately due and payable in full. The provisions of this subsection will survive the expiration or termination of this Lease.

9.4.3 Landlord will have the option, but will not be obligated, to exercise any of its rights as provided in subsection 9.4.2 of this Lease and may enter onto the Leased Premises and take any actions it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substances, upon Landlord’s receipt of any notice from any person asserting that the introduction to, release or discharge of Hazardous Substances upon the Leased Premises has occurred. All costs and expenses incurred by Landlord in the exercise of any such rights plus fifteen percent (15%) of such amount to cover Landlord’s administrative expense, will be deemed to be Additional Rent hereunder and will be payable to Landlord upon demand.

SECTION 9.5 Plate Glass

Tenant will replace, at the expense of Tenant, any and all plate and other glass in or about the Leased Premises damaged or broken from any cause whatsoever. Tenant will insure, and keep insured, at Tenant’s expense, all plate and other glass in the Leased Premises for and in the name of Landlord, through an insurance company and in amounts satisfactory to Landlord.

ARTICLE 10

UTILITIES

SECTION 10.1 Electric Service

Tenant will keep such meter or any other meter measuring the electric current consumed at the Leased Premises in good order and repair. Tenant will pay for all electricity consumed at the Leased Premises, including that consumed while Tenant is doing Tenant’s Work. Tenant will pay the cost of all connection charges, fees and deposits required by the utility supplying electrical service to the Leased Premises.

SECTION 10.2 Heat, Air Conditioning

Landlord has (or will have prior to the Commencement Date), at its cost and expense, preinstalled an air conditioning and heating system which will provide heat and conditioned air to the Leased Premises in accordance with Landlord’s standard requirements for the Office Plaza. Tenant is responsible for maintaining the air conditioning and heating system in good working condition and repair at all times, including, but not limited to, all repairs and replacements of contactors, fans, relay switches, freon leaks and other minor components. Tenant will enter into and pay the cost of a professional maintenance contract for care and servicing of the air conditioning system on a regular basis during the entire term of this Lease, and will provide Landlord with a copy of such contract. Landlord shall be responsible for replacing such components as compressors, condensers and air handlers.

SECTION 10.3 Water Meter

Tenant will keep the meter and any supply equipment in good order and repair. Tenant will pay for all water consumed at the Leased Premises, as well as all charges, fees and deposits required to be paid by the utility supplying water and sewer service. In addition, Tenant will pay to Landlord any sewer rent or charge or any other tax, rent, levy or charge imposed in connection with Tenants’ use, consumption or supply of water, water system, or sewerage connection or system. If any sewer or water rent, charge, tax or levy is imposed against the Leased Premises, Tenant will pay the full amount thereof.

ARTICLE 11

ESTOPPEL CERTIFICATE, ATTORNMENT, SUBORDINATION SECTION

SECTION 11.1 Estoppel Certificate

11.1.1 Within ten (10) days after each request by Landlord, (excluding Saturdays, Sundays and legal holidays) Tenant will deliver an estoppel certificate to Landlord. Estoppel certificates will be in writing, will be acknowledged, and will be in proper form for recording. Estoppel certificates will be executed by Tenant if Tenant is an individual proprietorship, by a general partner of Tenant if Tenant is a partnership, or by the President or a Vice President if Tenant is a corporation. Each estoppel certificate will be certified to Landlord, any Mortgagee, any assignee of any Mortgagee, any purchaser, and/or any other person specified by Landlord.

11.1.2 Each estoppel certificate will contain the following information certified by the person executing it on behalf of Tenant: (1) whether or not Tenant is in possession of the Leased Premises; (ii) whether or not this Lease is unmodified and in full force and effect (if there has been a modification of this Lease the certificate will state that this Lease is in full force and effect as modified, and will set forth the modification); (iii) whether or not Tenant contends that Landlord is in default under this Lease in any respect; (iv) whether or not there are then existing set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant (and if so, specify the same); (v) the dates, if any, to which any Minimum Rent, Percentage Rent or charges have been paid in advance; (vi) such other reasonable and truthful matters as may be requested by Landlord.

SECTION 11.2 Attornment and Subordination

If the Leased Premises are encumbered by a Mortgage, and the Mortgage is foreclosed, or if the Leased Premises are sold pursuant to foreclosure or by reason of a default under a Mortgage, if this Lease is not terminated in such proceedings, the following will apply notwithstanding the foreclosure, the sale, or the default: (i) Tenant will not disaffirm this Lease or any of its obligations under this Lease, (ii) at the request of the applicable Mortgagee or purchaser at the foreclosure or sale, Tenant will attorn to the Mortgagee or purchaser, and execute a new lease for the Leased Premises setting forth all of the provisions of this Lease except that the Term of the new lease will be for the balance of the Term of this Lease. Tenant agrees that this Lease is and at all times will be subject and subordinate to the lien of any Mortgage now or hereafter encumbering the Leased Premises, including all renewals, replacements, extensions, modifications and substitutions thereof and any future advances thereunder. Tenant agrees from time to time to execute, acknowledge, and deliver any instrument of subordination required or requested by any Mortgagee, and a signed writing acknowledging the status of this Lease. Tenant further agrees upon request to execute, acknowledge, and deliver an agreement or agreements from time to time subordinating this Lease to the lien of any Mortgage or Mortgages hereafter placed upon the Leased Premises. Provided that Tenant remains current in its obligations and attorns to the new lienholder, Tenant’s subordination to any future lienholder will be accompanied by a non disturbance agreement from the new lienholder.

SECTION 11.3 Attorney-in-Fact

Tenant, upon request of any party in interest, will execute promptly such instruments or certificates to carry out the intent of Sections 11.1 and 11.2 above as may be requested by Landlord.

ARTICLE 12

TRANSFER OF INTEREST

SECTION 12.1 Assignment or Subletting; Concessionaires

12.1.1 Tenant will not, without the prior written consent of Landlord, transfer or assign this Lease or sublet all or any portion of the Leased Premises, which consent shall not be unreasonably withheld. Any attempted transfer, assignment or subletting without Landlord’s written consent will be void and confer no rights upon any third person. No assignment or subletting will relieve Tenant of any obligations under this Lease. The consent by Landlord to any transfer, assignment or subletting will not be deemed to be a waiver on the part of Landlord of any prohibition against any future transfer, assignment or subletting. Tenant will pay to Landlord a $250.00 processing and administration fee in connection with any request to transfer, assign, or sublet the Lease, the Leased Premises or any part thereof.

12.1.2 If Landlord consents to any transfer, assignment or subletting, such consent will not be effective unless and until Tenant gives notice of the assignment and a copy of the assignment agreement or sublease to Landlord, and the transferee, assignee or sublessee delivers to Landlord a written agreement in form and substance satisfactory to Landlord pursuant to which such transferee, assignee or sublessee assumes all of the obligations and liabilities of Tenant under this Lease. In the event said assignment or subletting creates a rental payment in excess of the rates contemplated in the Lease then any excess shall inure to the sole benefit of the Landlord and the Tenant hereby relinquishes any claim thereto.

12.1.3 If Tenant is a corporation, the transfer of effective voting control of the corporate shares of Tenant by sale, transfer, assignment, or other voluntary disposition from the person or persons owning such corporate shares on the date of this Lease to another party or parties will constitute an assignment of this Lease for purposes of Section 12.1.1. If Tenant is a general or limited partnership, the transfer of a majority interest as general partner in the partnership by sale, transfer, assignment, or other voluntary disposition from the persons or persons owning such a majority interest on the date of this Lease will constitute an assignment for purposes of Section 12.1.1. Tenant will not permit any business to be operated in or from the Leased Premises by any franchisee, concessionaire or licensee without Landlord’s prior written consent. However, a merger with another financial institution or an acquisition by another financial institution or an acquisition of the Tenant’s assets or shares by another financial institution which continues to run the banking operations at the Premises shall not be considered an assignment that requires Landlord consent.

SECTION 12.2 Transfer of Landlord’s Interest

The term “Landlord” as used in this Lease means only the owner for the time being of the Leased Premises. Each time the Leased Premises are sold, the selling Landlord will be entirely relieved of all obligations and liability under this Lease. If the person who owns the Leased Premises leases its reversionary interest in the Leased Premises subject to this Lease, that person will be relieved of all of its liability under this Lease.

SECTION 12.3 Mortgagee’s Rights

If Landlord notifies Tenant that the Leased Premises are encumbered by a Mortgage and notifies Tenant of the name and address of the Mortgagee, the following will apply. No notice intended for Landlord will be deemed properly given unless a copy of the notice is simultaneously sent to the mortgagee by certified or registered mail, return receipt requested. If any Mortgagee performs any obligation that Landlord is required to perform under this Lease, the performance by the Mortgagee will be deemed to be performance on behalf of Landlord insofar as Tenant is concerned and the performance will be accepted by Tenant as if performed by Landlord.

ARTICLE 13

WASTE, GOVERNMENTAL REGULATIONS

SECTION 13.1 Waste or Nuisance

Tenant will not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Leased Premises may be located, or in the Office Plaza, or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Office Plaza.

SECTION 13.2 Governmental Regulations

Tenant will, at Tenant’s sole cost and expense, promptly comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises. Tenant will faithfully observe in the use of the Leased Premises all municipal and county codes, regulations and ordinances and state and federal statutes, codes and regulations now in force or which may hereafter be in force.

ARTICLE 14

DESTRUCTION OF LEASED PREMISES

SECTION 14.1 Total or Partial Destruction

If the Leased Premises are damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered unfit for Tenant’s use in whole or in part, Landlord will at its own expense cause such damage to be repaired, and neither Minimum Rent nor Additional Rent will be abated. If by reason of such occurrence, the Leased Premises are rendered unfit for Tenant’s use only in part, Landlord will at its own expense cause the damage to be repaired, and the Minimum Rent and Additional Rent meanwhile will be abated proportionately as to the portion of the Leased Premises rendered unfit for Tenant’s use. If the Leased Premises are rendered wholly unfit for Tenant’s use by reason of such occurrence, Landlord will at its own expense cause such damage to be repaired, and the Minimum Rent and Additional Rent meanwhile will abate until the Leased Premises have been restored and rendered fit for Tenant’s use, or Landlord may at its election, terminate this Lease and the tenancy hereby created by giving to Tenant, within the sixty (60) days following the date of such occurrence, written notice of Landlord’s election so to do. In the event of such termination, Minimum Rent, Percentage Rent and Additional Rent will be adjusted as of such date. Nothing in this Section will be construed to permit the abatement in whole or in part of the Percentage Rent

SECTION 14.2 Partial Destruction of Office Plaza

In the event that fifty (50%) percent or more of the rentable area of the Office Plaza is damaged or destroyed by fire or other cause, notwithstanding that the Leased Premises may be unaffected by such fire or other cause, either Landlord or Tenant may terminate this Lease by giving Tenant or Landlord ten (10) days prior written notice of Landlord’s or Tenant’s election so to do, which notice will be given, if at all, within the sixty (60) day period immediately following the date of such occurrence, Minimum Rent and Additional Rent will be adjusted as of the date of such termination.

ARTICLE 15

EMINENT DOMAIN

SECTION 15.1 Total Condemnation of Leased Premises

If the whole of the Leased Premises are acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease will cease and terminate as of the date of title vesting in such proceeding; all Minimum Rent and Additional Rent will be paid up to that date and Tenant will have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease except for personal property, relocation expenses and matters provided in Section 15.5 below.

SECTION 15.2 Partial Condemnation

If any part of or interest in the Leased Premises is acquired or condemned as aforesaid, and in the event that such partial taking or condemnation renders the Leased Premises unsuitable for the business of Tenant, then the term of this Lease will cease and terminate as of the date of title vesting in such proceeding. Tenant will have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease and Minimum Rent and Additional Rent will be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, Landlord will promptly restore the Leased Premises to a condition comparable to its condition at the time of such condemnation, less the portion lost in the taking, and this Lease will continue in full force and effect without any reduction or abatement of Minimum Rent or Additional Bent.

SECTION 15.3 Total Condemnation of Parking Area

If the whole of the Parking Area in the Office Plaza is acquired or condemned as aforesaid, then the term of this Lease will cease and terminate as of the date of title vesting in such proceeding, unless Landlord takes immediate steps to provide other Parking Area substantially equal to the previously existing ratio between the Parking Area and the Leased Premises, and such substantially equal Parking Area has been provided by Landlord at its own expense within ninety (90) days from the date of acquisition of the previous Parking Area. In the event that Landlord provides such other substantially equal Parking Area, then this Lease will continue in full force and effect without any reduction or abatement of Minimum Rent or Additional Rent.

SECTION 15.4 Landlord’s Damages

In the event of any condemnation or taking as provided in subsections 15.1, 15.2, 15.3 and/or 15.4 above, whether whole or partial, Tenant will not be entitled to any part of the award paid for such condemnation (except for personal property, relocation expenses and matters provided in Section 15.5 below) and Landlord will receive the full amount of such award (except as aforesaid), Tenant hereby expressly waiving any right or claim to any part thereof (except as aforesaid).

SECTION 15.5 Tenant’s Damages

Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises, Tenant will have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements-and equipment and other personal property, and for relocation expenses.

ARTICLE 16

DEFAULTS; REMEDIES

SECTION 16.1 Events of Default

Each of the following will constitute a “Default” in performance of this Lease by Tenant:

16.1.1 Tenant’s failure to pay any installment of Minimum Rent or Additional Rent when due.

16.1.2 Tenant’s continued default in performance of any other covenant, promise or obligation of this Lease to be performed or observed by Tenant for a period of more than fifteen (15) days after Landlord gives a written notice of such default to Tenant.

16.1.3 The occurrence after the commencement of the term of this Lease of any of the following:

16.1.3.1 Tenant is adjudicated a bankrupt or adjudged to be insolvent;

16.1.3.2 A receiver or trustee is appointed far Tenant’s, or Tenant’s property and

16.1.3.3 Tenant makes an assignment for the benefit of creditors or files a petition in bankruptcy or insolvency or for reorganization or makes application for the appointment of a receiver;

16.1.3.4 Any execution or attachment is issued against Tenant or any of Tenant’s property on the Leased Premises, whereby the Leased Premises or any building or buildings or any improvements thereon are taken or occupied or attempted to be taken or occupied by someone other than Tenant;

16.1.3.5 Tenant is dissolved or ceases to exist, either voluntarily or involuntarily;

16.1.3.6 Tenant vacates or abandons the Leased Premises, for a continuous period of three months or more for any reason other than casualty or condemnation or force majeure not relating to Tenant’s business operation. Landlord shall have the sole and exclusive remedy to terminate this Lease without prior written notice. “Abandon” means the Tenant’s cessation or business for purposes permitted under this Lease, whether or not Tenant is in default of the rental payments due under this Lease or any other provision of this Lease.

SECTION 16.2 Landlord’s Remedies

Upon the occurrence of any Default as provided above, Landlord may exercise any one or more of the following options:

16.2.1 Terminate Tenant’s right to possession under this Lease and reenter and take possession of the Leased Premises and relet or attempt to relet the Leased Premises on behalf of Tenant, at such rent and under such terms and conditions as Landlord may, in the exercise of Landlord’s sole discretion, deem best under the circumstances for the purpose of reducing Tenant’s liability. Landlord will not be deemed to have thereby accepted a surrender of the Leased Premises and Tenant will remain liable for all Minimum Rent and Additional Rent due under this Lease and for all damages suffered by Landlord because of Tenant’s breach of any of the covenants of this Lease. At any time during such repossession or reletting, Landlord may, by delivering written notice to Tenant, elect to exercise its option under subsection 16.2.2 to retake possession and occupancy of the Leased Premises for Landlord’s own purposes. Nothing contained in this subsection will be construed as imposing any enforceable duty upon Landlord to relet the Leased Premises or otherwise mitigate or minimize Landlord’s damages by virtue of the occurrence of a Default.

16.2.2 Terminate Tenant’s right to possession under this Lease and reenter and take possession of the Leased Premises and relet or attempt to relet the Leased Premises for Landlord’s own purposes, at such rent and under such terms and conditions as Landlord may, in the exercise of Landlord’s sole discretion, deem best under the circumstances. Landlord will not be deemed to have thereby accepted a surrender of the Leased Premises and Tenant will remain liable for all Minimum Rent and Additional Rent due under this Lease and for all damages suffered by Landlord because of Tenants breach of any of the covenants of this Lease.

16.2.3 Declare the entire remaining unpaid Minimum Rent and Additional Rent for the term of this Lease then in effect to be immediately due and payable, and, at Landlord’s option, take immediate action to recover and collect the same by any available procedure. As an alternative to the remedy set forth in the foregoing sentence, at Landlord’s sole option, Landlord may institute legal proceedings to recover the Minimum Rent in one or more installments as the same accrues.

SECTION 16.3 Security Interest

In consideration of and as an inducement to Landlord to enter into this Lease, Tenant hereby gives and grants to Landlord a continuing and unconditional security interest (the “Security interest”) in all goods, inventory, stock-in-trade, equipment, personal property and fixtures now or hereafter owned by Tenant and located on the Leased Premises from time to time, together with all proceeds thereof and accessions thereto. The Security Interest is intended to and does secure payment of all sums owed by Tenant to Landlord in respect of this Lease and the full and timely performance by Tenant of all of Tenant’s obligations hereunder. Upon the occurrence of any Default under the Lease, Landlord’s rights with respect to the Collateral will be those of a secured party under the Florida Uniform Commercial Code and any other applicable law in effect from time to time. If requested by Landlord, Tenant will promptly execute and deliver to Landlord (or Landlord, at its option, may execute and deliver on Tenant’s behalf as its attorney-in-fact), such financing statements and other documents, pay all costs, including costs of title searches and filing financing statements and other similar documents in any public offices requested by landlord, and take such other action as Landlord may deem advisable to perfect the Security Interest according to applicable Florida law.

SECTION 16.4 Legal Expenses

If a lawsuit or other proceeding is instituted for recovery of possession of the Leased Premises, for the recovery of any Minimum Rent and Additional Rent or any other amount due under the provisions of this Lease, or to construe, interpret, or enforce any of the covenants of this Lease or the rights of the parties hereto, the prevailing party will be entitled to recover all expenses incurred, including reasonable attorneys’ and paralegal assistants’ fees and costs, whether incurred before suit, before, during or at trial, on appeal or in bankruptcy or reorganization proceedings.

SECTION 16.5 Waiver of Jury Trial and Counterclaims

The parties hereto hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, and/or any claim of injury or damage. (In the event Landlord commences any proceedings for non-payment of rent, Minimum Rent or Additional Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This will not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action or actions brought by Tenant).

SECTION 16.6 Landlord’s Right to Perform for Account of Tenant

If a Default occurs under this Lease, Landlord may cure the Default at anytime for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, such sum will be immediately due as Additional Rent and Tenant will reimburse Landlord for any amount expended by Landlord in connection with the cure, together with a sum equal to fifteen percent (15%) thereof to cover Landlord’s costs of administration.

SECTION 16.7 Additional Remedies, Waivers, and Related Matters

The rights and remedies of Landlord set forth herein will be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies will be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy, precedes, concurs with or succeeds the exercise of another. A single or partial exercise of a right or remedy will not preclude a further exercise thereof, or the exercise of another right or remedy from time to time. No delay or omission by Landlord in exercising a right or remedy will exhaust or impair the same or constitute a waiver of or acquiescence to, a Default. No waiver of Default will extend to or affect any other Default or impair any right or remedy with respect thereto. No action or inaction by Landlord will constitute a waiver of a Default. No waiver of a Default will be effective, unless it is in writing.

ARTICLE 17

ACCESS BY LANDLORD

SECTION 17.1 Right of Entry

Landlord or Landlord’s agents will have the right to enter the Leased Premises at all times during normal business hours to examine the same, and to show them to prospective purchasers or tenants of the building, and to make such emergency repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. Landlord or Landlord’s Agents will be allowed to take all material into and upon Leased Premises that may be required thereof without the same constituting an eviction of Tenant in whole or in part and the Minimum Rent and Additional Rent will not abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

ARTICLE 18

TENANT’S PROPERTY

SECTION 18.1 Taxes on Leasehold

Tenant will be responsible for and will pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Tenant.

SECTION 18.2 Loss and Damage

Landlord will not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord will not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord will not be liable for any such damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property, of the Office Plaza, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Leased Premises will be kept or stored at the risk of Tenant only and Tenant will hold Landlord harmless from any claims arising out of damage to the same. Tenant will give immediate notice to Landlord in case of fire, accidents or defects in the Leased Premises or in the building of which the Leased Premises are a part.

ARTICLE 19

HOLDING OVER, SUCCESSORS

SECTION 19.1 Holding Over

Any holding over after the expiration of the term hereof, without the consent of Landlord, will be construed to be a tenancy from month to month on the terms herein specified (prorated on a monthly basis) and will otherwise be on the terms and conditions herein specified, so far as applicable, except that Tenant will pay Minimum Rent at a per diem rate equal to twice the Minimum Rent that was payable as of the Expiration Date.

SECTION 19.2 Successors

All rights and liabilities herein given to, or imposed upon, the respective parties hereto will extend and bind the several respective heirs, executors, administrators, successors, and assigns of such parties and if there is more than one Tenant, they will all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, will inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 12.1 hereof.

ARTICLE 20

MISCELLANEOUS

SECTION 20.1 Waiver

The waiver by Landlord of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Minimum Rent or Additional Rent hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental. No payment by Tenant or receipt by Landlord of a lesser amount than the Minimum Rent or Additional Rent herein stipulated will be deemed to be other than on account of the earliest stipulated rental, nor will any endorsement or statement on any check or any letter accompany any check or payment as rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rental or pursue any other remedy in this Lease provided.

SECTION 20.2 Entire Agreement

This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease will be binding upon Landlord or Tenant unless reduced to writing and signed by them.

SECTION 20.3 No Partnership

Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or member of a joint enterprise with Tenant.

SECTION 20.4 Force Majeure

In the event that either party hereto is delayed or hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Section 20.4 will not operate to excuse Tenant from prompt payment of rent, Additional Rent or any other payments required by the terms of this lease.

SECTION 20.5 Notices

Any notice, demand, request or other instrument which must or may be given under this Lease must be in writing (unless otherwise expressly provided), and will be deemed given on the date personally delivered, or one (1) day after deposit in Federal Express or other guaranteed overnight courier, or three (3) days (excluding Saturdays, Sundays and legal holidays) after the date of deposit in United States mail, certified or registered, full postage prepaid, addressed (a) if to Landlord, at Landlord’s Notice Address with a copy to Landlord’s Notice Copy Address or such other address as Landlord may designate by written notice from time to time, and (b) if to Tenant, at Tenant’s Notice Address with a copy to Tenant’s Notice Copy Address or at such other address as Tenant may designate by written notice from time to time. Notice given in any other manner will be effective only upon actual receipt.

SECTION 20.6 Captions and Section Numbers

The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

SECTION 20.7 Tenant Defined

The word “Tenant” will be deemed and taken to mean each and every person or party mentioned as a Tenant herein, whether one or more; and if there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and will have the same force and effect as if given by or to all thereof.

SECTION 20.8 Broker’s Commission

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease arising through them, except for such commission due to Michael Saunders & Company and payable by Landlord. Each of the parties agrees to indemnify the other against and hold it harmless from all liabilities arising from any inaccuracy in such party’s representation or warranty (including, without limitation, attorneys’ and paralegal assistants’ fees and costs in connection therewith).

SECTION 20.9 Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Lease will be valid and be enforced to the fullest extent permitted by law.

SECTION 20.10 Recording

Tenant will not record this Lease without the written consent of Landlord; however, upon the request of either party hereto the other party will join in the execution of a “short form” of this Lease for the purpose of recordation. The short form of this Lease will describe the parties, the Leased Premises, the restriction against attachment of construction liens to Landlord’s interest in the Leased Premises under Section 5.4 above, and the term of this Lease and will incorporate this lease by reference.

SECTION 20.11 Non-liability of Agent and Trustee

Tenant agrees that neither Landlord nor any of the partners, officers, directors, shareholders or trustees of Landlord, will have any personal liability hereunder, but that the liability of Landlord will be limited to Landlord’s interest in the Office Plaza and that Tenant agrees to look solely to the interest of Landlord in the Office Plaza for the payment of any claims made hereunder. Nothing in this section will be deemed to prevent Tenant from seeking injunctive relief in a court of appropriate jurisdiction,

SECTION 20.12 Quiet Enjoyment

Provided that the Tenant shall pay all rents are herein agreed and keep and perform all the terms and obligations hereof Lessee shall peaceably posses and quietly enjoy the Premises without hindrance or interruption subject only to the terms hereof reservations restrictions and easements of records and applicable zoning an other governmental regulation.

SECTION 20.13 Sale of Asset

In the event the Landlord decides to dispose of the subject property, Tenant shall receive a one time “Right of First Refusal” to purchase. This right shall be for a period of thirty days. Front receipt of notice of Landlord’s intent to sell.

SECTION 20.14 Government Approvals

Tenant must receive governmental approvals including but not limited to the approvals of F.D.I.C. and O.C.C. Tenant will promptly apply for such approvals. However, if Tenant has not received the necessary governmental approvals to operate a branch bank in the Lease Premises by March 31, 2001 either party may terminate the Lease by giving written notice no later than March 31, 2001. Tenant has the right to an inspection of the premises. If the inspection results are unsatisfactory to Tenant, and if SouthTrust Bank is unwilling to correct the unsatisfactory items, Tenant shall have the right to cancel the lease by giving written notice within such 30 day period.

IN WITNESS WHEREOF, Landlord and Tenant have signed and scaled this lease as of the day and year first above written.

Witnesses:	LANDLORD:

MCM UNIVERSITY PLAZA, INC., d/b/a MCM PLAZA

By:
Printed Name of Witness	Printed Name:

Title:
Printed Name of Witness

TENANT:
Printed Name of Witness

SUN COAST NATIONAL BANK

By:
Printed Name of Witness	Printed Name:

Title:

Initials for Landlord	Initials for Tenant

EXHIBIT “F”

RULES AND REGULATIONS

1.	All loading and unloading of goods will be done only at such times, in the areas, and through the entrances, designated -for such purposes by Landlord.

2.	The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises will be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Leased Premises or Office Plaza.

3.	All garbage and refuse will be kept in the kind of container specified by Landlord, and will be placed outside of the Leased Premises prepared for collection in the manner and at the time and places specified by Landlord. If Landlord provides or designate a service for picking up refuse and garbage, Tenant will use same at Tenant’s cost. Tenant will pay the cost of removal of any of Tenant’s refuse or rubbish.

4.	No radio or television or other similar device will be installed without first obtaining in each instance Landlord’s consent in writing not to be unreasonably withheld. No aerial will be erected on the roof or exterior walls of the Leased Premises, or on the grounds, without in each instance, the written consent of Landlord not to be unreasonably withheld. Any aerial so installed without such written consent will be subject to removal without notice at any time.

5.	No loudspeakers, televisions, phonographs, radios or other devices will be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord.

6.	If the Leased Premises are equipped with heating facilities separate from those in the remainder of the Office Plaza, Tenant will keep the Leased Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

7.	The outside areas immediately adjoining the Leased Premises will be kept clean and free from snow, ice, dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant will not place or permit any obstruction or merchandise in such areas.

8.	The plumbing facilities will not be used for any other purpose than that for which they are constructed, and no foreign substances of any kind will be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision will be borne by Tenant,

9.	Tenant will use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require for the interior of such Leased Premises. Tenant will procure and pay the charge of such extermination contractor and furnish a copy of such contract to Landlord.

10.	Tenant will not burn any trash or garbage of any kind in or about the Leased Premises, the Office Plaza, or within one mile of the outside property lines of the Office Plaza.

EXHIBIT “C”

MINIMUM RENT SCHEDULE

A.	Initial Term:

Years 1-5:	$17.50 PSF:	$2,905.00 per month + sales tax.
Years 6-10:	$19.25 PSF:	$3,195.50 per month + sales tax.

B.	Option Period: (If exercised)

Years 11-15:	$21.18 PSF:	$3,515.88 per month + sales tax.

EXHIBIT “D”

LANDLORD’S WORK

The building is leased “AS IS”. However, current Tenant, SouthTrust Bank will repair existing leak in Atrium Area of lobby and will ensure that all mechanical, electrical and plumbing fixtures and/or appliances are in good working order.

SouthTrust Bank will also leave in place all installed surveillance and monitoring equipment and wiring. As well as permanently installed cabinets, counters and other built-ins.

EXHIBIT “E”

SIGNAGE

EXHIBIT “F”

RULES AM REGULATIONS

1.	All loading and unloading of goods will be done only at such time, in the areas, and through the entrances, designed for such purposes by Landlord.

2.	The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises will be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Leased Premises or Office Plaza.

3.	All garbage and refuse will be kept in the kind of container specified by Landlord, and will be placed outside of the Leased Premises prepared for collection in the manner and at the time and place specified by Landlord. If Landlord provides or designates a service for picking up refuse and garbage, Tenant will use same at Tenant’s cost. Tenant will pay the cost of removal of any of Tenant’s refuse or rubbish.

4.	No radio or television or other similar device will be installed without first obtaining in each instance Landlord’s consent in writing not to be unreasonably withheld. No aerial will be erected on the roof or exterior walls of the Leased Premises, or on the grounds, without in each instance, the written consent of Landlord not to be unreasonably withheld. Any aerial so installed without such consent will be subject to removal without notice at any time.

5.	No loud speakers, televisions, phonographs, radios or other devices will be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord.

6.	If the Leased Premises are equipped with boating facilities separate from those in the remainder of the Office Plaza, Tenant will keep the Leased Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

7.	The outside areas immediately adjoining the Leased Premises will be kept clean and free from snow, ice, dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant will not place or permit any obstruction or merchandise in such areas.

8.	The plumbing facilities will not be used for any other purpose than that for which they are constructed, and no foreign substances of any kind will be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision will be borne by Tenant.

9.	Tenant will use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require for the interior of such Leased Premises. Tenant will procure and pay the charge of such extermination contractor and furnish a copy of such contract to Landlord.

10.	Tenant will not burn any trash or garbage of any kind in or about the Lease Premises, the Office Plaza, or within one mile of the outside property lines of the Office Plaza.